UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Nikola Corporation
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[First used on May 24, 2023]

[Text of Press Release]

NIKOLA STOCKHOLDERS VOTE NOW FOR PROPOSAL 2!

•DEADLINE TO VOTE: June 6, 2023, at 11:59 p.m., Eastern Time
•VOTE BY PHONE: North America - (855) 935-2562 or International - +1 (551) 210-9929
•VOTE ONLINE: www.proxyvote.com

PHOENIX – May 24, 2023 -- Nikola Corporation (Nasdaq: NKLA), a global leader in zero-emissions transportation and energy supply and infrastructure solutions, via the HYLA brand, encourages ALL stockholders to VOTE NOW for Proposal 2, which would allow Nikola to increase its authorized number of shares of common stock.

Approval of this proposal will help ensure that Nikola can continue moving forward to achieve new milestones on the path to pioneering solutions for a zero-emissions world. Without these additional shares, Nikola’s ability to continue its ongoing operations and objectives, including Nikola’s need for capital, will be out of reach.

Every vote matters. Stockholders must ACTIVELY VOTE by 11:59 p.m., Eastern Time, on June 6, 2023, for their vote to count. Stockholders as of the close of business on April 10, 2023, are entitled to vote, even if they no longer own the shares.

Voting is quick and simple:

•BY PHONE: Call Alliance Advisors, Nikola's proxy solicitor, toll-free at (855) 935-2562 if in North America. International voters can call +1 (551) 210-9929. You can also contact Alliance Advisors if you have any questions about voting.
•BY INTERNET: Vote at www.proxyvote.com using your control number by following the instructions shared by your broker, bank or other nominee.

◦If you are a Robinhood holder, proxy voting emails are sent by noreply@robinhood.com and voting is hosted by Say Technologies. You will be able to vote and view materials directly from your email.

In this video here, Nikola’s President and Chief Executive Officer, Michael Lohscheller, further explains why your support is critical.

The 2023 Annual Meeting of Stockholders will be held virtually on Wednesday, June 7, 2023, at 1:00 p.m., Pacific Time via live audio webcast. To attend the meeting, register in advance at http://www.viewproxy.com/nkla/2023 by 11:59 p.m., Pacific Time on June 6, 2023.

ABOUT NIKOLA CORPORATION
Nikola Corporation is globally transforming the transportation industry. As a designer and manufacturer of zero-emission battery-electric and hydrogen-electric vehicles, electric vehicle drivetrains, vehicle components, energy storage systems, and hydrogen station infrastructure, via the HYLA brand, Nikola is driven to revolutionize the economic and environmental impact of commerce as we know it today. Founded in 2015, Nikola Corporation is headquartered in Phoenix, Arizona. For more information, visit www.nikolamotor.com or Twitter @nikolamotor.

FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking statements within the meaning of federal securities laws with respect to Nikola Corporation (the "Company"), including statements relating to the Company’s goal, mission and strategy; and the Company’s need for additional shares of common stock and capital. These forward-looking statements generally are identified by words such as "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: risks related to the rollout of the Company’s business and milestones and the timing of expected business milestones; the availability of and need for capital; the approval by stockholders of an increase in the Company’s authorized common stock; the Company’s ability to achieve cost reductions and decrease its cash usage; and the factors, risks and uncertainties described in the "Risk Factors" section of the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC, in addition to the Company's subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause the Company's actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements.

INVESTOR INQUIRIES:
investors@nikolamotor.com

MEDIA INQUIRIES
press@nikolamotor.com